UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 19, 2025
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36160	45-2433192
Delaware	333-256637-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Park Avenue
New York, New York 10017
(Address of Principal Executive Offices, and Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Brixmor Property Group Inc. Yes ☐ No ☑              Brixmor Operating Partnership LP Yes ☐ No ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐                     Brixmor Operating Partnership LP ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
CEO Change

On November 19, 2025, James M. Taylor Jr., the Chief Executive Officer of Brixmor Property Group Inc. (the “Company”) notified the Company that he will retire as Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of January 1, 2026.

On November 21, 2025, the Board appointed Brian T. Finnegan, the Company’s President and Chief Operating Officer, who has also been serving as interim Chief Executive Officer, as permanent Chief Executive Officer and as a member of the Board, effective January 1, 2026. Mr. Finnegan will also retain the title of President and will continue to serve as interim Chief Executive Officer until January 1, 2026.

Mr. Finnegan, age 45, has served as the Company’s President and Chief Operating Officer since July 2024, and previously served as the Company’s Senior Executive Vice President and Chief Operating Officer from September 2023 to July 2024, as the Company’s interim Chief Executive Officer and President from April 2024 to May 2024, and as the Company’s Executive Vice President, Chief Revenue Officer from February 2020 until September 2023, and has held various other positions at the Company and its predecessors since 2004.

Amended and Restated Employment Agreement

In connection with his appointment as Chief Executive Officer, Mr. Finnegan and the Company entered into an amended and restated employment agreement (the “New Employment Agreement”), which will be effective as of January 1, 2026 (the “Effective Date”). Prior to the Effective Date, the Amended and Restated Employment Agreement, dated July 24, 2024, by and between the Company and Mr. Finnegan (the “Current Agreement”) will remain in effect. The terms of the New Employment Agreement are substantially similar to the terms of the Current Agreement, except for the differences noted below.

The term of employment under the New Employment Agreement begins on the Effective Date and ends on December 31, 2028 (the “Employment Term”). The New Employment Agreement establishes the minimum amount of base salary at $900,000, sets annual cash bonus percentages at 100%, 125% and 200% of base salary for threshold, target and maximum performance, respectively, and sets the minimum amount at target level for annual equity compensation at $3,000,000, commencing with the annual equity grant to be made in 2026. During the Employment Term, Mr. Finnegan shall serve as a member of the Board and shall be nominated for re-election to the Board as and when his Board term expires.

The foregoing summary of the differences between the New Employment Agreement and the Current Agreement is qualified in its entirety by the full text of the New Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure
On November 24, 2025, the Company issued a press release related to certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01    Financial Statements and Exhibits
(d)     The following exhibits are attached to this Current Report on Form 8-K

10.1	Amended and Restated Employment Agreement, dated November 21, 2025, by and between Brixmor Property Group Inc. and Brian T. Finnegan.
99.1	Press release issued November 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 24, 2025	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary LLC, its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary